Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139544, 333-190467, and 333-52230) pertaining to the Savings Investment Plan of PACCAR Inc of our report dated June 14, 2023, with respect to the financial statements and schedule of the PACCAR Inc Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Seattle, Washington

June 14, 2023